                                  EXHIBIT 99.3

                           (TRANSLATION FROM SPANISH)

THE PARTIES INCLUDE THE FOLLOWING GENERAL INFORMATION AS AN INTEGRAL PART OF THE AGREEMENT:

AGREEMENT NO.:    49464-EE                           DATE:    27       OF       MARCH            2000

TYPE OF ACCOUNT:           INDIVIDUAL (X)            JOINT (  )                 SEVERAL (  )

ACCOUNT MANAGEMENT:              DISCRETIONAL (  )                     NON-DISCRETIONAL (X)

                                 LIMITED DISCRETIONAL (  )             LIMIT ______________________________

CUSTOMER INFORMATION:

NAME(S) OR TRADING NAME    ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. DE C.V.

ADDRESS POTASIO 150 COL. CIUDAD INDUSTRIAL ZIP CODE 34220 DURANGO, MEXICO

TELEPHONE NUMBER  67297082       ********     F.T.R. ACM000223SX2

NATIONALITY       MEXICAN               IMMIGRATION STATUS ________________________________________________

ACCOUNT NO. **********      BANK *********************         BRANCH ***       ACCOUNT TYPE ************

ACCOUNT NO. **********      BANK *********************         BRANCH ***       ACCOUNT TYPE ************

LEGAL ENTITIES AND ECONOMIC UNITS:

TYPE OF ENTITY OR UNIT     OPEN-END STOCK CORPORATION

INSTRUMENT  11964                       DATE  23-02-2000              NOTARY  18

OF       ************************       OTHERS ____________________________________________________________

ENTRY IN THE PUBLIC TRADE REGISTRY  17593 DATED 03-03-2000

LEGAL REPRESENTATIVE(S) WHO SIGNED THE AGREEMENT

INSTRUMENT  11964                       DATE  23-02-2000              NOTARY  18

OF       ************************       OTHERS ____________________________________________________________

ENTRY IN THE PUBLIC TRADE REGISTRY  187201 - 26-08-1996

LEGAL REPRESENTATIVE(S) WHO SIGNED THE AGREEMENT

INSTRUMENT  *********************       DATE  *********************   NOTARY  ******************

OF       ________________________       OTHERS ____________________________________________________________

ENTRY IN THE PUBLIC TRADE REGISTRY  ***************************************************************

PERSON(S) AUTHORIZED TO MANAGE THE ACCOUNT

INSTRUMENT  *********************       DATE     *********************        NOTARY  ******************

OF       ________________________       OTHERS ____________________________________________________________

ENTRY IN THE PUBLIC TRADE REGISTRY  ***************************************************************

                   BENEFICIARY(IES)                                     %BENEFIT

****************************************************          ******************************************
****************************************************          ******************************************
****************************************************          ******************************************
****************************************************          ******************************************

INTEREST ESTABLISHED FOR THE PURPOSES OF SECTION 3 OF THE THIRTY-SEVENTH CLAUSE:
THREE TIMES THE EIIR AT TWENTY-EIGHT (28) DAYS, CORRESPONDING TO THE PERIOD OF DEFAULT. THE PARTIES HAVING READ THIS AGREEMENT AND FULLY AWARE OF ITS CONTENTS AND LEGAL SCOPE, THEY SIGN IT IN EVIDENCE ON THE SAME DATE IN TRIPLICATE IN THE GENERAL INFORMATION SECTION AND ON EACH PAGE OF THIS AGREEMENT IN THE SPACES INDICATED TO SUCH EFFECT, ONE COPY REMAINING IN THE POSSESSION OF EACH PARTY.

AUTHORIZED SIGNATURE: TYPE (JOINT)

NAME  MAYELA DE LA PAZ RINCON ARREDONDO DE VELASCO                     F.T.R. ***********      SIGNATURE

PROFESSION, PREPONDERANT ACTIVITY: **********************************  (Illegible Signature)

AUTHORIZED SIGNATURE: TYPE (JOINT)

NAME     *******************************                       F.T.R. ***********       SIGNATURE

PROFESSION, PREPONDERANT ACTIVITY: **********************************  *******************************

AUTHORIZED SIGNATURE: TYPE (JOINT)

NAME     *******************************                       F.T.R. ***********       SIGNATURE

PROFESSION, PREPONDERANT ACTIVITY: **********************************  *******************************

NAME     *******************************                       F.T.R. ***********       SIGNATURE

PROFESSION, PREPONDERANT ACTIVITY: **********************************  *******************************

NAME     *******************************                       F.T.R. ***********       SIGNATURE

PROFESSION, PREPONDERANT ACTIVITY: **********************************  *******************************

OBSERVATIONS ______________________________________________________________________________________________


             ON BEHALF OF ACCIONES Y VALORES DE MEXICO, S.A. DE C.V.

                                LUIS DUHART MEADE
                              (Illegible Signature)
                              LEGAL REPRESENTATIVE

INSTRUMENT   19590                      DATE   25TH OF NOVEMBER 1996            NOTARY  197

OF   MEXICO CITY FEDERAL DISTRICT       OTHERS ____________________________________________________________

ENTERED IN THE PUBLIC TRADE REGISTRY WITH FOLIO 17206 ON THE 12TH OF JANUARY 1997


THE CLAUSES AND GENERAL INFORMATION OF THE CUSTOMER FORM AN INTEGRAL PART OF THE
   AGREEMENT. AUTHORIZATION OF THE NATIONAL BANKING AND SECURITIES COMMISSION
      OFFICIAL LETTER 001 FEBRUARY 27, 1976 NATIONAL SECURITIES COMMISSION
       REGISTRATION 20-2 DECEMBER 17, 1975 FEDERAL TAXPAYERS' REGISTRATION AVM-760909-UKO Paseo de la Reforma 398, Zip Code 06600 Mexico City, Federal
                District. Tel. 326-48-48 208-00-11 Fax 225-08-62

SECURITIES TRADING AGREEMENT ENTERED INTO BY AND BETWEEN ACCIONES Y VALORES DE MEXICO, S.A. DE C.V., BROKERAGE FIRM, MEMBER OF THE BANAMEX ACCIVAL FINANCIAL GROUP (THE "BROKERAGE FIRM") AND THE PERSON(S) MENTIONED IN THE GENERAL INFORMATION SECTION OF THIS AGREEMENT (THE "CUSTOMER", AND TOGETHER WITH THE BROKERAGE FIRM THE "PARTIES") PURSUANT TO THE FOLLOWING:

                                    RECITALS

     I.       The Brokerage Firm states:

That it is a company incorporated pursuant to the laws of the United Mexican States and that it possesses the necessary authorizations for the making of this agreement, and that its representative enjoys all the sufficient and necessary powers to represent it.

     II.      The Customer States:

      a. He/she is an individual in full use and enjoyment of his/her faculties, of the nationality indicated in the general information section of this agreement, which he/she evidences with the documents attached hereto for such purpose (Only Individuals); (a) It is a duly incorporated Legal Entity, of the nationality mentioned in the general information section of this agreement, as evidenced with the documents attached hereto for such purposes, and that its representative(s) possess(es) the necessary powers to represent it, which have not been revoked or restricted;

      b. That the resources or funds used for the performance of the transactions covered by this agreement come and will at all times come from legal activities; and

      c. That he/she/it is aware of and understands the provisions contained in the Mexican Stock Market Act, and in the circulars issued by the Mexican National Banking and Securities Commission, published in the Mexican Official Gazette, which are applicable to the transactions covered by this agreement and that furthermore, he/she/it is bound and exclusively responsible for being aware of any change thereto.

      d. That he/she/it accepts that the Brokerage Firm should, in the performance of its transactions, also abide by the general provisions issued by the Bank of Mexico, and therefore he/she/it will at all times be bound to consult with the Brokerage Firm regarding the scopes and changes thereto, insofar as they are applicable to the transactions performed under the coverage of this agreement.

Pursuant to the foregoing recitals, the Parties agree on the following:

                                     CLAUSES

DEFINITIONS

First. The terms used starting with a capital letter in this agreement will have the meanings listed for each of them, which will equally apply to the singular and plural forms, accordingly:

Agent: Individual authorized by the CNBV to perform transactions with the public and appointed by the Brokerage Firm, according to its internal procedures, as its representative to perform transactions with or on behalf of the Customer.

Self-entry:       Transactions by means of which the Brokerage Firm purchases or sells securities with a variable return on its own behalf, from those listed in the corresponding chapter of this agreement, from or to the Customer's position through the BMV, with the aim of providing the market with liquidity and facilitating the exchange of instruments between investors.

BMV:              Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A. de
                  C.V.)

Pledge of
Securities:       Guaranty over Securities established to ensure the performance of obligations assumed by the Brokerage Firm with or on behalf of the Customer.

Circulars:        General provisions issued by the CNBV or the Bank of Mexico according to the respective Securities and transactions.

CNBV: Mexican National Banking and Securities Commission (Comision Nacional Bancaria y de Valores).

Administrative
Shorts: Result of an international transaction in which the Customer assumes the status of debtor of the Securities kept in custody in other entities in virtue of a sales operation in which, due to a difference between times, days or settlement terms between the markets involved in such operation, the Customer does not have enough Securities to perform its obligations within the settlement term.

Security Custodian and
Administrator:    The Brokerage Firm or the lending institution that acts on its own behalf or as trustee, which has the status of depositor in the INDEVAL and administers guaranties granted by the Customer under the coverage of the transactions performed in the terms of this agreement.

Account: That whose number is identified in the general information section of this agreement.

Days: Those days other than Saturdays and Sundays on which brokerage firms are bound to open their offices or branches according to the calendar published every year by the CNBV in the Mexican Official Gazette.

Executor:         The Brokerage Firm or the lending institution appointed by mutual agreement of the parties to execute the Pledge of Securities that is established, as applicable.

Indeval:          S.D. INDEVAL, S.A. de C.V. Securities Depository Institution.

Act:              Stock Market Act.

Minimum
Amount: Securities, sums in cash or amount of the credit portfolio, if applicable, necessary to ensure the performance of the obligations derived from the Securities Loan transactions performed by the Parties, which will be determined in the terms of the applicable Circulars.

Securities
Loan: Transaction in virtue of which the owner of the Securities (the lender), transfers their property to the borrower, who receives them under loan and is bound, upon maturity of the established term, to return to the former other Securities from the same issuer, with the same par value, and of the same kind, class, series and maturity date; or, in the cases described in this Agreement, to deliver their cash equivalent; as well as to pay the established price or premium; and to refund the product of the property rights that may have been generated by the Securities during the term of the loan, if so established.

Repo: Credit transaction in virtue of which the repurchasee acquires the property of Securities from the repurchaser for a sum of money and is bound to transfer the property of other Securities of the same kind to the repurchaser in a stipulated term and against the refunding of the same price plus a premium in favor of the repurchasee, if so established.

Short Sale:       Is the Securities purchase-sale transaction performed
                  through the BMV, whose settlement is made by the vendor with Securities obtained under loan, pursuant to the provisions of the Act and applicable Circular.

Securities:       The shares, obligations, debentures, bonds, certificates and other negotiable instruments and documents issued in series or en masse, as well as all those negotiable instruments and other documents to which the system established by the Securities Act applies and the transactions performed with them.

II.  GENERAL POWER OF ATTORNEY FOR STOCK MARKET BROKERAGE ACTS

Second. The Customer grants the Brokerage Firm a general power of attorney for stock market brokerage acts consisting of purchasing, selling, giving under loan, exchanging, repurchasing, assigning, transferring, performing Short Sales, participating in Self-Entry transactions, safeguarding, administering, giving under Pledge, granting guaranties and depositing all type of Securities, including minted metals; as well as to represent the Customer in meetings of shareholders, debenture-holders, holders of share certificates or other Securities and to exercise the corresponding corporate and property rights, as well as to carry out any act or transaction related to shares, Securities or other negotiable instruments or documents authorized by the CNBV that the Customer keeps in the Account.

In the management of the Account, the Brokerage Firm does not assume any obligation to guarantee returns or yields, and nor is it responsible for the losses that the investor may suffer as a consequence of the transactions performed pursuant to the Act and this agreement.

Third. The management of the Account will be discretional or non-discretional as stated by the Customer in the general information section of this agreement, in the understanding that in the case of omission it will be understood that the Customer has opted for the non-discretional management of the Account.

Fourth. In the case that the management of the Account is non-discretional, the power of attorney contained in this Agreement will be subject to the precise instructions given to the Brokerage Firm by the Customer in writing or by any of the means authorized and acknowledged in this agreement for the performance of any transaction.

Fifth. The Brokerage Firm will fulfill the power of attorney and will perform all the transactions covered by this agreement, through its Agent, who may be substituted either temporarily or permanently thereby, at any time. The Brokerage Firm is bound to inform the Customer of any definitive substitution of the Agent, in the account statement for the month in which the substitution occurs. In exercising the power of attorney, the Brokerage Firm may ask the Customer to confirm its instructions in writing, inclusively using forms prepared by the Brokerage Firm and to suspend the execution of any instruction until it receives the confirmation referred to in the foregoing paragraph.

Sixth. The Parties agree that the instructions that the Customer gives to the Brokerage Firm for the performance of transaction, exercise of rights, fulfillment of obligations, making of movements in the Account or ordering the withdrawal of Securities or cash, may be given, except for the provisions of the fifth clause, either verbally, in writing, personally, by telephone or using any electronic, computer or telecommunications media established between the Parties. The Parties expressly acknowledge the telegraph, telex, fax, tele-informatic elements, e-mail, videotexts, and videophones as valid means for giving instructions. Furthermore, the Customer authorizes the Brokerage Firm so that it may record the content of the conversations or instructions given by the Customer, at its own discretion.

In the case that the Parties use the electronic media referred to in the foregoing paragraph, the Customer should prove its identity by means of access codes provided thereto by the Brokerage Firm. The Parties agree that the use of the access codes referred to by this paragraph: (i) will be the exclusive responsibility of the Customer, and, (ii) will substitute the use of handwritten signatures, and therefore the documental or technical evidence derived from the use of this media will produce the same effects as private documents in the terms of the Act.

In any case, the Customer's instructions for the performance of transactions or movements in its Account should state the type of transaction or movement, the type, kind, class, issuer, quantity, price and any other characteristic required to identify the Securities subject to each transaction or movement.

Seventh. In the case that the discretional management of the Account is established, the Parties agree that the following stipulations will be applicable thereto:

   (i) The Brokerage Firm is authorized by the Customer to perform purchase, sale, repurchase, loan, Self-entry, short sale or other transactions that may be covered by this agreement in the terms of the Act and of the Circulars, as well as to exercise the rights derived from the Securities whose safeguarding and administration has been commissioned thereto. The foregoing, irrespective of the particular requirements established in the terms of this agreement for the performance of the respective transactions. Such transactions and acts will be performed by the Brokerage Firm acting at its discretion and prudently, and looking after such account as if it were its own.

   (ii) The acts and transactions referred to by the foregoing paragraph will be ordered by the Agent handling the Account of the Customer, without the approval or ratification of the Customer being required for each transaction.

   (iii) The Customer may limit the level of discretion in the management of the Account regarding determined transactions, Securities, amounts or other aspects by written instruction, which should be given in a specific and detailed manner.

The level of discretion established in this clause may be revoked at any time by the Customer by means of written communication in which such revocation is recorded in a reliable fashion, which will enter into effect on the date of its reception by the Promotion department of the Brokerage Firm. However, transactions established prior to such communication, pending performance or settlement will be performed as established.

Eighth. The Customer is expressly bound to perform with the Brokerage Firm, the obligations that the latter has contracted with third parties with whom it has contracted on behalf and by instruction of the Customer pursuant to this agreement, in their terms.

Ninth. Under no circumstance will the Brokerage Firm be bound to carry out the instructions of the Customer if the latter does not have the necessary Securities or funds in its Account, or if the Account does not contain the necessary credit balances or lines of credit available for the execution of such instructions.

The Brokerage Firm should be excused from carrying out the instructions of the Customer that contravene the provisions of the Act, the Circulars or any other applicable provision, without assuming any liability as a result.

Tenth. The Parties agree that the Brokerage Firm will carry out the orders of the Customer according to its Transactions Order Reception and Allocation System, an extract of which is attached to this agreement as an integral part thereof.

III. SAFEGUARDING AND ADMINISTRATION

Eleventh. The Brokerage Firm is bound to provide the safeguarding and administration service of the Securities belonging to the Customer, as well as those that are transferred thereto or acquired on behalf thereof and to keep them deposited in the Indeval or in another institution authorized for such effects. Additionally, the Brokerage Firm is bound to make the collections of returns or yields, to exercise the rights, make the payments and to perform the necessary acts for the conservation of the rights and performance of the obligations that the Securities impose on the Customer and regarding which it is providing the safeguarding and administration service by means of a charge to the Account as long as it contains the necessary funds and, if applicable, the required instructions. Under no circumstance will the Brokerage Firm have the obligation to exercise the rights or judicial or administrative actions related to the Securities belonging to the Customer.

In the case of cash, when due to any circumstance, the Brokerage Firm is unable to apply the funds to the transactions instructed by the Customer, on the same Day of its reception, it should deposit them in a lending institution or acquire shares representing the capital stock of a mutual fund in debt instruments selected by the Brokerage Firm on behalf of the Customer.

The physical withdrawal or transfer of the deposited Securities may be performed or ordered, as applicable, by the Customer or the representative of its succession or its assignees by means of the signing of the documents requested by the Brokerage Firm to verify the refund or transfer.

Twelfth. The Customer who wishes to attend a meeting regarding the deposited Securities, will request it in writing to the Brokerage Firm at least eight Days in advance of the date on which the participants register is closed and if this does not exist, prior to the date on which the meeting is to be held, so that the Brokerage Firm may, in the terms of the law, give the Customer the necessary documentation to evidence its right of attendance to the respective meeting in due time.

The power of attorney granted by the Customer to the Brokerage Firm in this agreement specifically includes the powers referred to by Articles 192 of the General Law on Business Corporations, 221 and 228 of the General law on negotiable Instruments and Credit Transactions and other applicable precepts of these or other laws, so that the Brokerage Firm may represent it in meetings of shareholders, debenture-holders, holders of share certificates or other Securities regarding which the safeguarding and administration service is being provided.

The Customer hereby authorizes the Brokerage Firm to exercise the vote and any other corporate rights derived from the Securities of the Customer, which it keeps safeguarded and under administration in the Account, as decided by the Brokerage Firm at its entire discretion, except when the Account is non-discretional and as long as in all cases the Brokerage Firm receives written notification at least five Days in advance of the date of the meeting, which precisely states that the way in which the respective rights should be exercised, as well as, where applicable, as long as the Account contains sufficient funds to exercise the respective rights, at least two Days prior to the expiration of the term required for the exercise of the respective right.

Except when the Brokerage Firm has not observed the instructions of the Customer, given in time and in writing in accordance with the foregoing paragraph, the Customer releases the Brokerage Firm from all liability for the way in which the respective corporate rights have been exercised, as well as for any damage or loss caused to the Customer.

The Brokerage Firm will inform the Customer, when so requested in writing by the latter, regarding the resolutions adopted in the meeting to which the former has attended in exercise of the power of attorney conferred in the terms of this agreement.

Thirteenth. The Brokerage Firm should exercise the property rights and make the payments or exhibitions in relation to the Securities regarding which it is providing the safeguarding and administration service by means of a charge to the Account when it has sufficient available funds.

In the case of an non-discretional account and that the Securities grant a right of option or preference, the Brokerage Firm will exercise such right according to the instructions of the Customer, as long as it has received sufficient funds from the Customer at least two Days in advance of the expiration of the term for making the payment of such right. Additionally, in the case of a discretional Account, the Brokerage Firm will exercise such rights, as long as sufficient funds exist in the Account at least two Days prior to the expiration of the term for making the payment or exercising such right. Regarding discretional accounts, the provisions of the seventh clause will apply.

The Customer agrees to that the Brokerage Firm is released from all liability with the Customer for the acts or facts of the Indeval or any pother institution that provides a similar service, which affect or hinder the exercise of any right.

Fourteenth. The Brokerage Firm will provide the Customer with the safeguarding and administration service of investments that consist of bank deposits in money with interest in the understanding that the funds applied from or to such bank deposits will always be delivered to Banco Nacional de Mexico, S.A., Full-Service Bank. In the case of funds that the Customer delivers in cash to the Brokerage Firm and that the latter Is unable to apply for the purpose indicated by the Customer on the same Day of their reception, the Brokerage Firm should deposit them at the latest by the next Day in the lending institution of its choice, or acquire shares representing the capital stock of any mutual fund in debt instruments on behalf of the Customer, including those managed by Banco Nacional de Mexico, S.A. Full-Service Bank, the Brokerage Firm or any other member of the Banamex-Accival Financial Group.

Fifteenth. The Parties accept that, in the terms of the Act, the Brokerage Firm is authorized to subscribe the endorsements and assignments of registered Securities issued or endorsed in favor of the Customer regarding which the service referred to by this chapter is being provided, on behalf and in the name of the Customer.

IV.  OWN BEHALF AND SELF-ENTRY TRANSACTIONS

Sixteenth. When due to the characteristics of the Securities traded on the market or the mechanisms of their operation, the competent authority has authorized the Brokerage Firm, by means of general provisions, to trade the aforementioned Securities on its own behalf (i) the Brokerage Firm may perform transactions directly with the Customer consisting of the purchase, sale, repurchase and in general to perform any transaction on its own behalf that is authorized by the competent authority, (ii) the transactions will be established between the Customer and the Brokerage Firm by means of the Agent, (iii) the Brokerage Firm will obtain the profit or loss derived from the differences in the purchase and sale prices of the respective Securities, except when any duty is established by the CNBV.

Seventeenth. The Customer may, by written notification to the Brokerage Firm, authorize it to perform Self-entry transactions with shares, the trust certificates that represent them, property contribution certifications, share convertible bonds of high, low and medium marketability, as well as regarding the options kept in its Account. The Brokerage Firm will inform the Customer regarding these transactions in the terms stipulated in this agreement, and in the case of options, will inform it of the quotations pursuant to the applicable Circulars.

The Brokerage Firm may only perform Self-entry transactions (i) when all the orders of the rest of its customers in the same sense (purchase or sale) have been fulfilled regarding the Securities of the same issuer and at the same or higher price, and as long as the order of the Customer has not been established in the BMV with another Brokerage Firm, as previously indicated by the Customer to the Brokerage Firm and under its own responsibility; (ii) when the Brokerage Firm acts as purchaser, and a bid above the price at which the Brokerage Firm is willing to buy has been made prior to the sale bid by the Customer on the trading floor of the BMV, and (iii) when the Brokerage Firm acts as vendor when a lower bid to the price at which the Brokerage Firm is willing to sell has been presented on the trading floor of the BMV prior to the purchase bid of the Customer.

The Brokerage Firm may perform Self-entry transactions with low marketability shares according to the terms and conditions contained in the applicable Circulars.

V.   SHORT SALE TRANSACTIONS

Eighteenth. In the case that the Customer asks the Brokerage Firm to perform any Short Sale transactions on behalf of the Customer, it should request it in writing from the Brokerage Firm, which will make a prospectus available to it, which will clearly explain the characteristics, requirements, stages and risks inherent to the transaction, which should be signed by the Customer prior to performing any transactions in the terms of this chapter. Once the prospectus has been signed by the Customer, it will be considered to form an integral part of this agreement.

Nineteenth. The Brokerage Firm may only perform Short Sale transactions with shares, ordinary share certificates over shares and property contribution certificates that correspond to the categories of high and medium marketability, as well as any other Security that is authorized by the CNBV for these purposes, which must be registered in the National Securities Registry.

VI.  SECURITIES LOAN TRANSACTIONS

Twentieth. The Brokerage Firm may perform Securities Loan transactions with the Customer including loans for Short Sales and to cover Administrative Shorts.

The Brokerage Firm may not establish Securities Loan transactions without instructions from the Customer and written confirmation of the Brokerage Firm signed by the Customer, even if the Account is discretional in which the Securities, quantity, term, premium and guaranties will be detailed, the Pledge of Securities, if applicable, the appointment of the Executor and the terms of execution, as well as the other general conditions that will govern the performance of this type of transaction in specific cases, pursuant to the provisions of the Act and this agreement, as well as the applicable Circulars, to which it agrees to be bound from the moment it instructs the Brokerage Firm to perform these transactions. The term will be freely established by the Parties for each transaction, without being able to exceed the maximum term established in the applicable Circular. In these transactions, all calculations will be done using the formula of a commercial year with 360 calendar days and the number of Days effectively passed.

Twenty-first. Only those Securities authorized in the terms of the applicable Circulars may be subject to loan, entered in the National Securities Registry and deposited in the Bank of Mexico, in INDEVAL or in any other authorized institution for the deposit of Securities. The minimum amount of the loans will be governed by the provisions of the applicable Circulars and in the case of government Securities and bank instruments, in the terms provided by the applicable Circulars, by the operating manuals that the Brokerage Firm will make available to the Customer, and will be reported by the Brokerage Firm by means of written communication with acknowledgement of receipt, prior to the performance of the first Securities Loan transaction.

Twenty-second. In the case that the Customer acts as a lender, only those Securities that are credited to its Account at the close of trading on the Day prior to the date agreed for the loan may be subject to lending.

Twenty-third. The transfer of the Securities covered by the loan should be performed on the same date as the performance of the transaction.

Twenty-fourth. In the case that the Customer acts as borrower, the Securities Loan transactions in which it participates should be guaranteed with cash, Securities or with an irrevocable letter of credit granted by the lending institution of its choice or with any other guaranty authorized pursuant to the applicable Circulars. In the case of guaranties constituted with Securities, these may only be established with Securities authorized by the CNBV pursuant to such Circulars. The guaranty should be established on the same date on which the Securities are transferred and the Minimum Amount should be the percentage or sum established by the applicable Circulars and, failing this, that fixed by mutual agreement of the Parties.

The borrower may substitute the guaranty following authorization of the lender, or, if applicable, acting on its own behalf, as long as the Minimum Amount is met in all cases, in the terms of the Circulars and of the stipulations of each loan transaction.

Twenty-fifth. When the Securities are entrusted to the Brokerage Firm for their administration and are attached to a Pledge, the Brokerage Firm will act as the Custodian and Administrator of the Guaranty. In such case, the Brokerage Firm should: (i) value the Securities under loan on a daily basis, as well as the corresponding guaranty; (ii) require the borrower to reconstitute or increase the guaranty in the terms of the applicable Circulars; (iii) release, if applicable, the proportional part of the guaranty; (iv) notify the Executor when applicable; (v) makes the Securities given under guaranty available to the Executor so that it may proceed with the extrajudicial sale thereof, when applicable, and (vi) release the guaranties following the settlement of the premium, the agreed commissions and the corresponding expenses to be paid to the Custodian and Administrator of the Guaranty and once the Securities covered by the loan have been returned to the lender.

Twenty-sixth. The Parties agree that the Securities Loan transactions may only be settled with the delivery of the Securities by the Customer or with the product of the execution of the guaranties. In any case, the loan for the settlement of pending transactions should respect the maximum terms established in the applicable Circulars.

Twenty-seventh. The Securities Loan will be terminated in advance: (i) by mutual agreement of the Parties; (ii) when the quotation of the loaned Securities is suspended on the BMV within eight Days prior to the maturity date of such transaction and the suspension lasts for 5 Days; (iii) if the borrower is in voluntary or involuntary bankruptcy proceedings; and (iv) in the case that the borrower breaches the obligation to refund the minimum amount of the guaranty, as agreed with the Brokerage Firm in the instruction referred to in the previous clause.

If the quotation of the Securities on the BMV is suspended, the transaction will be settled in cash in the terms of the applicable Circulars.

VII. REPO TRANSACTIONS

Twenty-eighth. In the Repo transactions performed by the Parties: (i) the Brokerage Firm will act as repurchaser and the Customer as repurchasee, (ii) they should establish, using any of the forms accepted in the terms of this agreement, the price, premium and term of the Repo, as well as the class of Securities subject thereto, as long as they are authorized in the terms of the Circulars, and (iii) will be subject, regarding anything not provided for in each transaction and in this agreement, to the provisions of the Act and the applicable Circulars.

Twenty-ninth. The maximum term of the Repo transactions performed by the Parties and their extensions will be that which corresponds according to the Act and the applicable Circulars, depending on the Securities covered by each transaction. The term established by the Parties may not exceed the maturity date of the Securities. If the term of the Repo matures on a non-business day, the Repo will be understood to be automatically extended to the next Day except with regards to Repos over instruments subject to international arbitrage, in which case the Brokerage Firm reserves the right to terminate the respective transactions in advance. The term fixed for the maturity of each transaction may only be terminated in advance with the consent of the Parties in the cases described by the Act and the Circulars.

Thirtieth. In the case that the repurchased Securities correspond to the capitals market and their issuer decree an exchange during the term of the Repo, the Customer will be bound to deliver Securities from the same issuer equivalent to those originally received under Repo to the Brokerage Firm; furthermore, in the case that the Securities confer options to be exercised during the term of the Repo, the Customer, following the provision of funds at least two Days in advance, will be bound to exercise such option on behalf of the Brokerage Firm.

In the case that the Securities are traded "at a discount", a) the price agreed in the Repo will be that resulting from applying the annual discount rate of purchase-sale transactions between brokerage firms performed in the BMV corresponding to the date on which the Repo transaction has been established to the par value of the Securities, and b) the sum of the price plus the established premium should not exceed the par value of the instruments subjects to the Repo.

In the case of Securities traded "at price", a) the agreed price may not differ from the result of adding the price that corresponds to Securities of the same issue as the repurchased ones covered by the last purchase-sale transactions performed between brokerage firms in the BMV except for those called "same day value" to the accrued and unpaid interest of the instruments subject to the Repo, and b) the sum of the price plus the established premium should not exceed the result of adding the interest corresponding to the term of the transaction to the par value of the Securities subject to the Repo, considering for these effects, the interest rate on the date of their performance. If the Securities are denominated in a foreign currency, and the price is established in US dollars, in order to calculate the price, the selling exchange rate published by the BMV in the "daily movement of the stock market" on the second Day prior to the date on which the transaction is performed will be used.

The Customer should pay the Brokerage Firm the price of the Repo and the Brokerage Firm will transfer the respective Securities to the Account of the Customer, on the same value date, which may not be later than the fourth Day following the date on which the transaction is established, except for the provisions of the Circulars depending on the Securities subject to the Repo. Upon maturity, the aforementioned transfers should be performed on the same maturity date.

Thirty-first. The premium of Repo transactions will be determined by applying the rate agreed between the Parties to the price established in each transaction, as an annual percentage for the duration of the Repo.

Except in the case of extensions, on the maturity date of the term of the Repo:
(i) the Customer should deliver the Securities covered by the Repo to the Brokerage Firm, and (ii) the Brokerage Firm should deliver the agreed price and premium to the Customer. When extensions exist, the Brokerage Firm should pay the Customer the amount of the premium corresponding to the original transaction on the date on which the respective extension is formalized. Additionally, it should refund the price and pay the premium applicable to the extension on the final maturity date of the transaction.

If the day on which the transaction should be settled, the Brokerage Firm does not settle it, it will be understood to be abandoned, extinguishing the obligation of the Customer to give the Brokerage Firm the Securities covered by the Repo, in which case the Customer may claim the payment of the agreed premium from the Brokerage Firm, as well as the differences resulting between such premium and the price of the average purchase quotation offered on the BMV by the brokerage firms for the repurchased Securities, corresponding to the second Day following the maturity date of the Repo transaction.

Thirty-second. The Repo transactions performed under the coverage of this agreement should (i) be settled in Mexican territory and in Mexican currency, even in the case that the price is denominated in US dollars, using the selling exchange rate published by the BMV in the "Daily Stock Market Movement" of the day prior to the payment; and (ii) all the calculations will use the formula of a commercial year with 360 days and the number of calendar days effectively passed in each transaction.

VIII.GENERAL PROVISIONS

Thirty-third. The Brokerage Firm will register in the Customer's Account, the transactions, deliveries or transfers of Securities or cash made by the Customer, the amount of the interest, returns, yields or dividends received, the redemptions made, the price of the amount of sales of instruments and rights and, in general, any balance in favor of the Customer in Securities or cash; as well as the withdrawals of Securities or cash made by the Customer and the fees, remunerations, expenses and other payments that the Customer makes or should pay as well as the transfer of the duly detailed Value Added Tax and the withholding, where applicable, of Income Tax.

Thirty-fourth. The Brokerage Firm will prepare a receipt for each transaction it performs under the coverage of this agreement, which will contain all the necessary information for its identification and the amount of the transaction. This receipt and the book registration number will be available to the Customer in the office of the Brokerage Firm as of the Day following the date on which the transaction is performed, unless it is managed through an office located outside of the city in which the head offices of the Brokerage Firm are located, in which case the receipt will be available to the Customer on the second Day following the performance of the transaction. The foregoing, irrespective of whether the transaction is shown in the monthly account statement.

Thirty-fifth. The Brokerage Firm will be bound to send the Customer, within the first 5 days following the monthly cut-off date, an account statement containing the list of all the transactions performed with it or on its behalf, which shows the position of the Customer's Securities and cash to the last Day of the monthly cut-off date, as well as the position of Securities and cash from the previous month.

The account statement should be sent to the address indicated by the Customer in the general information section of this agreement.

Thirty-sixth. The Customer will have 20 Days following the sending of the account statement in which to object to it in writing. Otherwise, the Customer irrevocably accepts that the transactions listed in the account statement have been consented to, without the right to make any claim or compensation of any kind.

In order to be able to make the objections it deems appropriate in due time, the Customer will have access to and may collect from the offices of the Brokerage Firm, a copy of such account statement from the Day following the Account cut-off date.

Thirty-seventh. The Customer expressly authorizes the Brokerage Firm to charge the following to the Account, among other concepts:

1. The amount of the transactions that the Brokerage Firm performs in compliance with the power of attorney.

2. The remunerations that the Brokerage Firm is entitled to receive according to the stipulations of the parties or with the duties established by the competent authority, if applicable.

3. The normal and default interest specified in the general information section of this agreement, which will be paid on the sums that the Customer owes to the Brokerage Firm for any concept in virtue of the performance of the legal acts covered by this agreement.

4. The expenses caused in virtue of the fulfillment of the performed transactions and the services provided by the Brokerage Firm and, if applicable, the taxes, duties and contributions derived from them.

Thirty-eighth. The receipts, proof, account statements and other documents that the Brokerage Firm issues in favor of the Customer to evidence the reception or transfer of Securities and cash will always be issued in the name of the Customer and will under no circumstance be negotiable.

Thirty-ninth. The Customer acknowledges and accepts that all the Securities and cash belonging to the Customer registered in the Account are understood to be specially and preferentially destined for the payment of the remunerations, interest, expenses or any other debt of the Customer with the Brokerage Firm, and therefore the Customer may not withdraw such Securities or cash until such debts have been paid.

Fortieth. The Parties agree that the cash withdrawals ordered by the Customer will be documented: (i) by check drawn by the Brokerage Firm in favor of the Customer; (ii) by deposit or by the use of electronic means, which will only be done in the account opened in the name of the Customer in the bank mentioned in the general information section or in the account for electronic transfers whose number appears in the general information section or which is stated by the Customer in a separate document delivered to the Brokerage Firm and which is satisfactory for the latter; and (iii) by written communication that the Customer sends to the Brokerage Firm.

Forty-first. For the effects of this instrument, the way of handling the Account is understood to mean: (i) individual ("Individual") that in which the holder is a single person; (ii) several ("Several") that in which two or more individuals are the holders of the same Account, considering all of them as indistinctive holders of the rights and obligations derived from this agreement, each of the holders being authorized to independently give orders and instructions, establish the transactions described in this agreement and to make total or partial withdrawals of Securities or cash and any other transaction related to the Account; and (iii) joint ("Joint") that in which all of the holders are required to give instructions, establish the transactions described in this agreement and to make total or partial withdrawals of Securities or cash and any other transactions related to this agreement.

If the Customer is a legal entity, the Account will be individual without the acceptance of joint holders or beneficiaries.

In the case that the Customer is a legal entity, it appoints as its representative(s) the person(s) indicated in the general information section of this agreement. In the case of changing representative(s) or limiting their powers, the Customer is bound to notify this in writing, attaching the copies of the documents that evidence such representation.

Forty-second. In the case that the Customer is one (or several) individual(s) and the Account is individual or joint respectively and that for any reason he/she (they) are legally unable to manage the Account, the Brokerage Firm, based on the notification made thereto of such circumstance, will be solely bound to fulfill the transactions performed pending settlement, suspending in continuation the performance of new transactions until the representatives of the holder in question appear before the Brokerage Firm to evidence their powers for the management of the Account.

In the case that the Account is discretional, the management will be suspended until the Brokerage Firm receives written instructions from the person authorized to give orders on behalf of the Customer.

Forty-third. In the terms of the law, the Customer appoints as beneficiary(ies) of the agreement, the person(s) mentioned in the general information section of this agreement who will have the right to receive from the Brokerage Firm, regarding such agreement, individually or prorated or, according to the instructions of the Customer, a sum that does not exceed the equivalent of ten times the general daily minimum wage in Mexico City taken up to one year. Any surplus will be delivered in the terms of common legislation.

Forty-fourth. The stipulations contained in this agreement will be applicable to any transactions or act commissioned by the Customer from the Brokerage Firm, regarding any stock exchange or extra-stock exchange instrument with which the Brokerage Firm trades. If the transactions with any instruments or Securities require the granting of any contract or legal act other than this instrument, the Parties should formalize it so that Brokerage Firm is able to perform the corresponding transactions.

Forty-fifth. In the event of amendments or additions to this agreement, as well as to any other agreement, contract or legal act derived from it, the Brokerage Firm will send the respective amendment to the Customer, duly signed by its representative, by registered mail with acknowledgement of receipt, to the address of the Customer, whose terms may be opposed within 20 Days following the date of reception and by the same means. Otherwise, the Customer accepts that, in the terms of the Act, the amendment will be considered to have been accepted and will enter into full legal effect, even without the signature of the Customer. Additionally, prior to the conclusion of the term established in the foregoing paragraph or the reception of any objection, any act or instruction made by the Customer according to the terms of the amendment will be considered as an acceptance thereof, and therefore it will enter into full legal effect.

Forty-sixth. The Customer accepts that for anything not provided for in this agreement, the provisions of the Act and the Circulars applicable to each of the transactions covered by this agreement will apply.

Forty-seventh. The duration of this agreement is indefinite. Either of the Parties may terminate it by simple written notification to the other party, given five Days in advance. In the case that the Brokerage Firm decides to terminate this agreement, the Customer is bound to withdraw its Securities and cash, instructing the Brokerage Firm to this effect at the latest by the Day on which the termination is effective. Otherwise, the Brokerage Firm may proceed in accordance with the applicable legal provisions.

Forty-eighth. The Brokerage Firm indicates as its address: Paseo de la Reforma 398, Col. Juarez, Mexico City, Federal District, Zip Code 06600 and the Customer, that indicated in the general information section of this Agreement.

Forty-ninth. This agreement is subject to and will be governed and construed according to the applicable laws of the United Mexican States. For its construction and performance, the Parties expressly consent to the competent courts of Mexico City, Federal District, waiving the right to any other jurisdiction, venue or competence that may correspond thereto in virtue of their domicile or for whatever other reason.

Fiftieth. This securities trading agreement substitutes any securities trading, commission, deposit, Securities loan and Self-entry contract or agreement and any other entered into by and between the Parties that refers to transactions governed by the Act, and previously executed by the Parties.

The Customer irrevocably states that it is aware of and understands the contents of the Act, of the MFA, Circulars and of any other legal provisions applicable to the transactions to be performed under the coverage of this agreement, and that the expression of its desires does not include any error, mala fides or vice of consent whatsoever.

This agreement is signed in triplicate in the margin, at the foot and in the general information section thereof, with one copy for the Customer.

           ACCIONES Y VALORES DE MEXICO, S.A. DE C.V., BROKERAGE FIRM PROCEDURE FOR THE RECEPTION OF CAPITAL MARKET PURCHASE-SALE ORDERS AND
                           ALLOCATION OF TRANSACTIONS

                        EXTRACT FOR CUSTOMER INFORMATION

Procedure for the reception of orders and allocation of transactions for the purchase-sale of variable yield securities and securities representing debt that are quoted on the stock exchange.
The procedure for the reception of orders and allocation of cash transactions used by Acciones y Valores de Mexico, S.A. de C.V., brokerage firm, (Accival), was approved by the National Banking and Securities Commission with official letter number DGIB-981/21692 dated the 4th of September 1998.

1. In order for your orders to be attended, the securities trading agreement and other master agreements for the performance of securities purchase-sale transactions, securities loan transactions, short sales, international arbitrage, transactions with options must have been executed, as well as the submittal of the documentation that evidences your nationality, official identification, proof of address and Federal taxpayers' Registration, etc.

2. The orders reception times will be adapted to the timetable of the trading floor sessions, which will be informed by the Stock Exchange at least five
     (5) business days prior to the effective date, by means of official bulletins; the entry of orders will start sixty (60) minutes prior to the trading floor session.

3. The purchase-sale orders may be "morning", corresponding to those received during the trading floor session timetable and which will be valid only on the date on which they are generated; "evening", those that are received from 4:00 to 6:00 p.m., and which will form part of the valid orders for the next business days; and "weekly", which will be those whose validity ends on the last business day of each week. These orders may be "at limited price" or "at market price".

4. The customers' orders are accessed from the automated orders reception and allocation system, through the personal code, detailing the type of order, either purchase or sale, short sale, short sale in international arbitrage or short sale to maintain hedges in issues of options,; the time at which the customer's instruction was received, agreement number, issuer, number of instruments and price at which the transaction was requested, as well as the type of order mentioned in the foregoing point. The system will automatically register the date on which the order is received, time at which the order was entered, name of the customer and consecutive folio.

5. The agent and the control desk will check that to the settlement date of the transaction sufficient securities or funds exist in the customer's account; otherwise the order will be rejected free of all liability for Accival. In the case of sale orders, the securities should be checked to ensure that they have not been given under guaranty, are not registered as securities subject to loan, in short sale transactions; that the securities covered by the sale are allocated under loan to the account and the guaranties have been established.

6. "Market price" orders are those that do not have any price restriction for their performance. "Limited price" orders will be attended when the selling price traded on the floor is equal to or higher than that requested by the customer; in the case of purchases, the order will be attended when the price is equal to or less than that requested.

7. The orders of the head office and branches will be concentrated in an automated control desk for their transmission to the trading floor for their posterior operation. The maximum time between the time at which the order was received by the agent and its inclusion in the system will be thirty (30) minutes.

8. When the customer requires the cancellation or change of its order in terms of volume or price, it may do so following consultation by its agent of the control desk to check whether its initial order has not yet been performed, and in the case that the change or cancellation is admissible, it will be considered as a new order for chronological purposes. A change will be understood to mean the instruction from the customer that has the aim of canceling or altering an initial order, being admitted when the ordered transaction has not been performed.

9. Correction will be understood to mean the act carried out by Accival with the aim of correcting errors imputable to the brokerage firm that may occur in the order reception, operation and allocation process.

10. The allocation of orders will be done according to chronological order, observing the principle of "first come first serve".

11.  The allocation will also identify the following types of transactions:
     "Extraordinary": Are those that due to their volume or amount in individual transactions represent, in the first case, a minimum of 2.5% of the capital stock of the issuing company and, secondly, those performed for more than $500,000. Their execution will be independent from the other orders, however the "first come, first serve" principle will be respected, except in those cases that allow the benefiting of orders not considered as extraordinary received after them. These operations will not apply to transactions with options.
     "Package": Are those acquired on the trading floor for their later allocation among the customers, subject to the volume and price levels of the "extraordinary" transactions, according to the foregoing paragraph. Their allocation will observe the following:
     These transactions will only be performed with issuers rated as highly marketable, or any others that the present or future regulations allow; their registration will be done within ten (10) minutes following their performance; they may not be performed with shares of brokerage firms or of companies in whose capital brokerage firms are prohibited from participating; the allocation should be done at the price at which the transaction was performed, irrespective of the market price of the shares at the term of their allocation; all pending orders will be attended as long as they are under the price conditions at which the package was traded; the allocation in discretional accounts and mutual funds managed by Acciones y Valores de Mexico, S.A. de C.V. (Accival), should be performed respectively within thirty (30) and sixty (60) minutes following the moment in which the transaction was performed; in the case of non-discretional accounts, the allocation will be carried out once the instruction has been received; on the same day on which the transaction was performed, the customer should be informed when established of both the price of the transaction and the market price at such time; in the case that a package transaction is not allocated to any customer, it will be allocated to the own position of the Brokerage Firm. This type of operation will not be applicable to transactions with options or short sales.

     "Global" orders: Are those that group together orders from different customers with identical characteristics in terms of price, issuer, series and current coupon in discretional accounts, as well as in the accounts of foreign financial brokers, according to the following:
     They will be identified as global from the moment they are entered into the system for their transmission to the trading floor. They will be individually listed within thirty (30) minutes following their entry, mentioning the data indicated in point four (4), except in the case of orders given by foreign financial brokers that keep several accounts in Accival, in which case the allocation of the securities will be performed at the latest by 6:00 p.m. of the date of the transaction, in the accounts that the foreign financial broker determines and in which it appears as holder or joint holder of the agreements. The Mutual Funds managed by Accival will be allocated within sixty (60) minutes following the order. These orders will be valid for one day and will not apply to transactions with options.
     Global orders will be identified as such on the allocation list.
     The allocation will be done based on the chronological folio, indicating the date and time, when the order fully meets the same price, it will be done proportionally or in a prorated form when it arises partially or at different prices without prorating the latter.

12. Accival will notify the customer by telephone on the following day regarding the carrying out of the instructions thereof; in any case, if it is impossible to contact the customer, the latter will be responsible for checking the performance thereof. The customer swill have a term of three
     (3) months in which to request evidence of their orders, which will be delivered thereto when requested through their agent.
     A proof of the totally or partially unsatisfied orders will be kept for one year available to the customer.

                                   SIGNATURES
                             (Illegible signatures)